Exhibit 26 (g) vii.

AUTOMATIC YRT AGREEMENT

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA, INCORPORATED

(hereinafter called the “Reinsurer”)

Effective Date: May 1, 2001

Variable Universal Life II

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Automatic YRT Agreement

Ceding Company:	MML Bay State Life Insurance Company of Hartford, Connecticut

C.M. Life Insurance Company of Hartford, Connecticut, and

Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts

Reinsurer:	Swiss Re Life & Health America, Incorporated of Stamford, Connecticut

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date: May 1, 2001

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

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Automatic YRT Agreement

Effective Date: May 1, 2001

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

Signed for MML Bay State Life Insurance Company of Hartford, Connecticut, referred to as the Ceding Company in the Agreement.

By:	/s/ Yek Soan Cheng FSA MAAA	Witness:	/s/ George R. Zimmerman
	Yek Soan S. Cheng		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/11/01	Date:	5/11/01

Signed for C.M. Life Insurance Company of Hartford, Connecticut, referred to as the Ceding Company in the Agreement.

By:	/s/ Yek Soan Cheng FSA MAAA	Witness:	/s/ George R. Zimmerman
	Yek Soan S. Cheng		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/11/01	Date:	5/11/01

Signed for Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, referred to as the Ceding Company in the Agreement.

By:	/s/ Peter G. Ferris	Witness:	/s/ George R. Zimmerman
	Peter G. Ferris		George Zimmerman, JD, CLU, ChFC
	Vice President & Actuary		Director of Reinsurance

Date:	5/10/01	Date:	5/10/01

Signed for Swiss Re Life & Health America, Incorporated of Stamford, Connecticut, referred to as the Reinsurer in the Agreement.

By:	/s/ Jeffrey S. Rosenberg	Witness:	/s/ Mary Zanga

Title:	Vice President	Title:	Second Vice President

Date:	4/5/01	Date:	4/5/01

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Automatic YRT Agreement

Effective Date: May 1, 2001

Table of Contents

Article	Title	Page

I	Automatic and Facultative Reinsurance	1
II	Facultative Submission	3
III	Basis of Reinsurance	4
IV	Premiums, Payments and Reports	5
V	Expenses	7
VI	Premium Taxes	8
VII	DAC Tax Election	9
VIII	Experience Refunds	10
IX	Policy Changes	11
X	Increase in Retention	13
XI	Termination of Agreement with Respect to New Reinsurance	14
XII	Claims	15
XIII	Inspection of Records	17
XIV	Errors and Omissions	18
XV	Insolvency	19
XVI	Waivers and Amendments	20
XVII	Severability	21
XVIII	Notice	22
XIX	Arbitration	23
XX	Governing Law	24
XXI	Headings	25
XXII	Parties to Agreement	26
XXIII	Agreement	27

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Article I

Automatic and Facultative Reinsurance

A.	The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meet the following requirements:

1.	The individual risk must be underwritten by the Ceding Company in accordance with its standard underwriting practices and guidelines. A copy of the Ceding Company’s current underwriting guidelines is attached as Schedule G – Underwriting Guidelines. Risks falling into any other special reinsurance or underwriting programs such as Facultative Shopping or Automatic Reinsurance Cession (ARC) will be excluded from this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

B.	Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.	The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article III – Basis of Reinsurance.

D.	The risk shall not have been submitted on a facultative basis by the Ceding Company to the Reinsurer or other reinsurers within the last .

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Article I

Automatic and Facultative Reinsurance

(continued)

E.	The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

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Article II

Facultative Submission

A.	The Ceding Company may submit, on a facultative basis, life insurance risks for plans and eligible policies as set forth in Schedule A – Accepted Coverages, if the requirements for automatic reinsurance are not met, or if the requirements for automatic reinsurance are met but it prefers to apply for facultative reinsurance.

B.	A facultative application shall be made that is in substantial accord with Schedule C – Facultative Submission Form, and shall be accompanied by copies of all the Ceding Company’s pertinent papers relating to the insurability of the risk. The Reinsurer shall give immediate consideration to a facultative application and notify the Ceding Company as soon as possible in writing (via mail, fax, or e-mail) of its underwriting offers.

C.	The Reinsurer shall have no liability on a facultative submission by the Ceding Company until an offer to reinsure has been made by the Reinsurer and accepted in writing (via mail, fax, or e-mail) by the Ceding Company. The Reinsurer’s offer shall expire at the end of from the date of the Reinsurer’s offer unless an earlier date is specified in the offer, or the date specified in the Reinsurer’s approval to extend their offer, or the date the Reinsurer receives notice from the Ceding Company of the withdrawal of their application, whichever comes first.

D.	The liability of the Reinsurer for reinsurance ceded facultatively shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article III – Basis of Reinsurance.

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Article III

Basis of Reinsurance

A.	Life insurance shall be reinsured on a under the policy reinsured.

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the .

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer. Schedule D – Special Net Risk Calculations defines special methods for calculating the net amount at risk different from B of this Article.

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Article IV

Premiums, Payments and Reports

A.	Reinsurance premiums shall be paid annually in advance on a policy year basis for each reinsured policy. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule E – Reinsurance Premium Rates. The rates in Schedule E – Reinsurance Premium Rates, shall apply to both automatic and facultative reinsurance.

B.	.

C.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule F – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule F – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

D.	The statement shall be furnished to the Reinsurer within after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving written notice to the Ceding Company. At the close of the period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them.

E.	Terminated risks may be reinstated within after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums.

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Article IV

Premiums, Payments and Reports

(continued)

F.	Late payments shall be subject to a reasonable late payment charge to be determined by the Reinsurer.

G.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

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Article V

Expenses

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

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Article VI

Premium Taxes

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

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Article VII

DAC Tax Election

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule H – DAC Tax Schedule.

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Article VIII

Experience Refunds

Reinsurance under this agreement shall not be eligible for an experience refund.

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Article IX

Policy Changes

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.	If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.	If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.	If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the reinsured on the risk, provided, however, that the reinsured shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article X – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates.

E.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received reinsurance premiums under the reinstated policy.

F.	.

Article IX

Policy Changes

(continued)

G.	Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

H.	If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company’s risk terminates.

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Article X

Increase in Retention

A.	The Ceding Company may increase its limit of retention and may elect, subject to the provisions of this Article, to continue the reinsurance inforce under this Agreement without change, or to reduce all eligible reinsurance inforce under this Agreement as set forth below. The increased limit of retention shall be effective with respect to reinsurance which is placed in effect on or after the effective date of the increase subsequent to the Ceding Company providing written notice to the Reinsurer of such increase and of its election to either continue or reduce reinsurance on inforce business.

B.	No business will be eligible for reduction under this Article unless the Ceding Company kept its maximum retention as set forth in the retention schedule in effect at the time the insurance was issued. The amounts recaptured shall be sufficient to increase the Ceding Company’s retention to the new limits. If there are other reinsurers, the reduction on each risk shall be divided according to each reinsurer’s portion of the total reinsurance on the risk. If the reinsurance is reduced on any risk, similar reductions shall be made on all risks eligible for recapture. The effective date of the reduction in reinsurance on a policy eligible for such reduction shall be the latter of the first policy anniversary following the notice to recapture and the .

The retention limits of the Ceding Company as of the effective date of this Agreement are shown in Schedule I – Retention Limits.

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Article XI

Termination of Agreement with Respect to New Reinsurance

A.	This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than after written notice is given.

C.	The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement.

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Article XII

Claims

A.	If there is a claim for benefits on a reinsured risk, hereunder, the Ceding Company will send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.	The Reinsurer upon receipt of the claim papers shall make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict policy conditions or compromised for a lesser amount.

C.	If a claim is contestable and any reinsurer’s share is greater than $500,000, the Reinsurer shall be consulted before admission or acknowledgement of the liability is made by the Ceding Company. However, such consultation shall not impair the Ceding Company’s freedom to determine the proper action on the claim and the settlement made by the Ceding Company shall still be unconditionally binding on the Reinsurer except that the Reinsurer may decline to be party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, nor in any reduction in claim resulting therefrom.

            .

D.	The Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

Article XII

Claims

(continued)

E.	In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

F.	The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company for the period preceding the Reinsurer’s payment of its share of the claim. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case will be made without interest.

G.	On claims paid by the Reinsurer if the period of time between when the Ceding Company pays the claim and the Reinsurer reimburses the Ceding Company exceeds the Ceding Company reserves the right to charge interest from the day the Ceding Company paid the claim to the day the Reinsurer reimburses the Ceding Company.

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Article XIII

Inspection of Records

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

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Article XIV

Errors and Omissions

            .

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Article XV

Insolvency

A.	In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.	In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.	. For the purpose of this Agreement, the Reinsurer shall be considered insolvent when it:

1.	Applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties or assets; or

2.	Makes an assignment for the benefit of its creditors; or

3.	Is adjudicated as bankrupt or insolvent; or

4.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

5.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Reinsurer.

D.	.

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Article XVI

Waivers and Amendments

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. The waiver of any party of any breach of any provision of this Agreement or the failure of either party at any time to enforce any right or remedy available to it under this Agreement, with respect to any breach or failure by the party, shall not be considered to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. This Agreement may be modified or amended only by a writing duly executed by the party to be bound.

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Article XVII

Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

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Article XVIII

Notice

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, or (iii) delivered in person to the parties at the following addresses:

If to the Ceding Company:

MML Bay State Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

C.M. Life Insurance Company

140 Garden Street

Hartford, CT 06154

Attention: Reinsurance Officer

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

Swiss Re Life & Health America, Incorporated

969 High Ridge Road

Stamford, Connecticut 06904-2060

Attention: Reinsurance Officer

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Section.

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Article XIX

Arbitration

A.	To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within of its receipt.

B.	Any interpretation of this Agreement shall be based on business practices and equity rather than strict law.

C.	Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be officers of other life insurance companies. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. .

D.	.

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Article XX

Governing Law

This Agreement will be governed by and construed in accordance with the laws of Massachusetts.

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Article XXI

Headings

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

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Article XXII

Parties to Agreement

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between the Reinsurer and the insured or any other party.

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Article XXIII

Agreement

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject.

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Schedule A - Accepted Coverages

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:             .

Plans of Insurance:             .

Eligible Policies:             .

Recapture:             .

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Schedule B - Reinsurance Limits

Basis of Reinsurance: The Reinsurer shall participate in a              for eligible plans. The Reinsurer’s share shall be             . The Ceding Company will             .

Jumbo Limit:             .

Automatic Binding Limit:             .

Automatic Issue Limit:             .

Automatic Age Limit: Automatic coverage for issue ages             .

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Schedule C - Facultative Submission Form

MassMutual	Application for
The Blue Chip Company	Facultative Reinsurance

Massachusetts Mutual Life Insurance Company

Springfield, MA 01111-0001

To:
First Insured’s Name	Birthdate	Age	Assigned Number
Second Insured’s Name	Birthdate	Age	Assigned Number

Life	MIB Codes to be Reported

Previous MassMutual insurance inforce

Inforce we retain with the parent or affiliate

New insurance now applied for

Of which we will retain	Is an application for reinsurance being submitted elsewhere? Yes No

Reinsurance applied for	Insp required
Yes No

The MIB pre-notification form has been given to this applicant and the proper authorization has been signed

UNDERWRITING DATA

1.	Insured #1	Insured # 2		Insured #1	Insured # 2

Application			MVR

Non-Medical			Financial Report

Medical Exam			Cover Letter

ECG			APS

X-ray			APS

Lab Report			APS

Specimen			APS

Inspection			APS

2. Reason for Submission:		Amount	Health	Rating Review

3. Comments:

4. This transmission contains              pages.

Signature & Title	Date

Other

Schedule D - Special Net Risk Calculations

1.	For the plans that are level term for or less, or reducing term plans for any period of years, the net amount at risk shall be .

2.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be .

3.	For the Ceding Company’s Enhanced Whole Life plan, the face amount reinsured shall be .

4.	The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk will be a method that is mutually agreeable to both parties.

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Schedule E - Reinsurance Premium Rates

Premiums for Standard Risks (Currency – U.S. Dollars)

            . The premium rates per thousand of reinsurance amount at risk              shall be the following percentages times the attached MassMutual’s Modified 1975-80 Basic Table Extended to Age 110 for males and females, as appropriate             .

[table deleted]

The premium shall be the rate per thousand times the reinsurance net amount at risk.

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in Premiums for Standard Risks increased by 25% per table. (For example, the premium rate for a Table 4, or D, risk would be 200% of the standard premium rate).

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand shall be the premium rates specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	if the extra premium is payable for more than five (5) years;

(2)	if the extra premium is payable for five (5) years or less.

Policy Fees:

No policy fees shall be paid under this Agreement.

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

MALE

Issue Age 41 - 80, Policy Years 1-20

[table deleted]

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 41 - 80, Policy Years 1-20

[table deleted]

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MassMutual’s Modified 1975-80 Basic Table Extended to Age 110

FEMALE

Issue Age 81 - 90, Policy Years 1-20

[table deleted]

Schedule F - Reinsurance Reports

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be quarterly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums (First Year-End Renewal)
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Company
Underwriting Classification

*	Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse	Recapture
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments.

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Schedule F - Reinsurance Reports

(continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available on magnetic tape cartridges.

Note:	The detail and summary reports and the electronic forms will be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

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Schedule G - Underwriting Guidelines

            .

[page break]

Schedule G - Underwriting Guidelines

(continued)

[table deleted]

[page break]

Schedule H - DAC Tax Schedule

Treasury Regulation Section 1.848-2 (g) (8) Election. The Ceding Company and the Reinsurer hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the Ceding Company or the Reinsurer as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.	The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) (2) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.	The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

6.	The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year.

7.	If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.	The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

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Schedule I: Retention Limits

[table deleted]

AMENDMENT to

REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

As of the effective date of the Agreements listed in the attached Exhibit, the following will be added to Schedule A: Accepted Coverages:

Increases:             .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	2/26/09
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kenneth Thieme	Date:	2/25/09

Print name:	Kenneth Thieme

Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Drew Tindall	Date:	2/25/09

Print name:	Drew Tindall

Title	VP

[page break]

EXHIBIT

Effective Date of Agreement	Coverage

May 1, 2001	Variable Universal Life II (Strategic Life 14 added 6/1/02)

January 19, 2005	Automatic Excess

AMENDMENT to

All YRT Quota Share Treaties

Except

Automatic Reinsurance Agreement dated 3/1/96

(New ARC – SR60 and NO44)

and

Automatic Reinsurance Agreement dated 9/1/82

(APT – NR13)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SWISS RE LIFE & HEALTH AMERICA, INCORPORATED

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreements as follows:

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	11/13/01	Date:	11/13/01

SWISS RE LIFE & HEALTH AMERICA, INCORPORATED

By:	/s/ Jeffrey S. Rosenberg	Witness:	/s/ (signature not legible)

Title:	Vice President	Title:	Second VP

Date:	10/25/01	Date:	10/25/01

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

As of effective date of the Agreement, the Ceding Company (including “any” or “all” of the three (3) entities listed above) and the Reinsurer agree to amend the above-referenced Agreement(s) to include the following important language:

Gramm-Leach-Bliley Privacy Requirements

The Ceding Company and Reinsurer are “financial institutions” as that term is used in Title V of the Gramm-Leach-Bliley Act. The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they will not transfer information to a third party, except as provided in this Agreement and as permitted by Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer will obtain agreements from any such third party reinsurers that require the third party reinsurers to use reasonable care to maintain the confidentiality of the “non-public personal information”.

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	6/10/02	Date:	6/10/02

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	6/10/02	Date:	6/10/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President and Actuary		Second Vice President & Actuary

Date:	6/10/02	Date:	6/10/02

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeffrey S. Rosenberg	Witness:	Glenn D. Engel

Title:	Vice President	Title:	Executive Vice President

Date:	5/13/02	Date:	5/13/02

AMENDMENT

to the

AUTOMATIC YRT REINSURANCE AGREEMENT

(VULII)

Effective: 5/1/01

between

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

AND

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter called the “Reinsurer”)

Effective June 1, 2002, the following sections of Schedule A are revised as follows:

Plans of Insurance:             .

Eligible Policies:             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[page break]

In witness whereof, this Agreement is hereby executed in good faith by both parties in duplicate:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Witness:	/s/ Delmer F. Borah IV
	Ed Jalowski		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Witness:	/s/ Delmer F. Borah IV
	Peter G. Ferris		Delmer F. Borah, IV
	Second Vice President & Actuary		Second Vice President & Actuary

Date:	7/19/02	Date:	7/19/02

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeffrey S. Rosenberg	Witness:	/s/ (signature not legible)

Title:	Vice President	Title:	Second VP

Date:	7/15/02	Date:	7/15/02

AMENDMENT to

ALL OPEN BLOCK QUOTA SHARE REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company” sometimes known as the “Reinsured”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

Effective March 19, 2004, the Ceding Company and the Reinsurer agree to amend the above-referenced Agreement(s) to include the following language:

AUTO-BIND LIMIT

The Auto Bind Limit will now be $50,000,000.

JUMBO LIMIT

The Jumbo Limit will now be             .

Where the Jumbo Limit is defined inforce and applied for, and applications are signed by the policyholder.

            .

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/14/04
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	5/20/04
Ed Jalowski
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ed Jalowski	Date:	5/20/04
Ed Jalowski
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeffrey S. Rosenberg	Date:	5/10/04

Title:	Vice President

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

SWISS RE LIFE & HEALTH AMERICA INC.,

Or its current subsidiaries/affiliates

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2006, the Amendment effective date, the Ceding Company and the Reinsurer hereby amend all of the reinsurance agreements (including the agreements which are already terminated to new business) so that the process of reviewing all new contestable claims received on or after this date between the Ceding Company and the Reinsurer shall be as follows, and shall replace only such contestable claims terms/procedures in each Agreement that conflict(s) with the contestable claims terms/procedures below.             .

Amended Contestable Claims Procedure

The Ceding Company shall send to the Reinsurer all of the contestable claims documentation as required in the underlying Agreement, by any of the following means: facsimile, secure email, express mail, or any other means agreed upon by both parties. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and must make a concerted effort to communicate its comments for each claim in writing (email is acceptable) to the Ceding Company within              from the day in which the Reinsurer received the final documentation. If the Reinsurer does not communicate its decision in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the stated time period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s recommendations regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in any case only the Ceding Company will determine the proper action on the claim and the decision, which will be made exclusively by the Ceding Company, shall be binding on the Reinsurer and all other reinsurers affected by the claim.

The Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Alternatively, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. The Reinsurer must convey this decision in writing (email is acceptable) within the time period specified above. In such case, the Reinsurer shall not share in any claim expenses involved in such contest, compromise or litigation, or in any reduction in claim amount resulting therefrom.

[1]	.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/21/06
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/21/06
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	11/21/06
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeffrey S. Rosenberg	Date:	11/6/06

Print name:	Jeffrey Rosenberg

Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kevin C. Glasgow	Date:	11/7/06

Print name:	Kevin C. Glasgow

Title:	Vice President

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 1, 2001

Coverage: VARIABLE UNIVERSAL LIFE II/STRATEGIC LIFE 14

For new policies issued on or after July 1, 2008, the Amendment effective date, the applicable section of Schedule B - Reinsurance Limits of the above-referenced Agreement will be replaced with the following:

Ceding Company’s Retention: The Ceding Company will             .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/08
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	9/10/08
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kenneth Thieme	Date:	9/4/08

Print name:	Kenneth Thieme

Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Drew Tindall	Date:	9/4/08

Print name:	Drew Tindall

Title	VP

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: May 1, 2001

Coverage: VARIABLE UNIVERSAL LIFE II/STRATEGIC LIFE 14

As of December 31, 2008, the Amendment effective date, the above-referenced Agreement is terminated for new business on new lives.             . All business inforce at the termination effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1/8/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1/8/09
Peter G. Ferris
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1/8/09
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kenneth Thieme	Date:	1/5/09

Print name:	Kenneth Thieme

Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Drew Tindall	Date:	1/5/09

Print name:	Drew Tindall

Title	VP

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”, sometimes known as the “Reinsured”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

Or its current subsidiaries/affiliates

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2009, the Amendment effective date, the 1980 CSO valuation basis is being replaced by the 2001 CSO valuation basis. In future years, there could be another new valuation basis. This blanket amendment is for all treaties both terminated and non-terminated since any reinsured 1980 CSO product could be impacted.

If a product converts from a 1980 CSO valuation basis to a 2001 CSO or later valuation basis, the original conversion reinsurance premium rates continue to apply but the reserve credits will be based on the new valuation basis and the prevailing statutory interest rates.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	12/8/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	12/8/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	12/8/08
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kenneth Thieme	Date:	11/24/08

Print name:	Kenneth Thieme

Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Drew Tindall	Date:	11/25/08

Print name:	Drew Tindall

Title	VP